-----------------------------------------------
                               Dated 30 March 2000



                               WARRANTY AGREEMENT



                           Telstra Corporation Limited
                                     ("TCL")
                      Austar United Communications Limited
                                    ("AUCL")
























                            Mallesons Stephen Jaques
                                   Solicitors

                                    Level 60
                             Governor Phillip Tower
                                 1 Farrer Place
                                 Sydney NSW 2000
                           Telephone (61 2) 9296 2000
                              Fax (61 2) 9296 3999
                                  DX 113 Sydney
                                    Ref: NBC



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Contents         Warranty Agreement
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                 1 Interpretation                                              1


                 2 Condition Precedent                                         4


                 3 Warranties                                                  4


                 4 Redundancies                                                6


                 5 ESOP, Incentive Plan, etc                                   6


                 6 Adjustment for tax liability                                8


                 7 Indentures                                                 14


                 8 Enforcing an indemnity                                     14


                 9 Costs                                                      14


                 10 Confidentiality                                           14


                 11 Notices                                                   15


                 12 Miscellaneous                                             16


                 13 Governing law, jurisdiction and service of process        17


                 Schedule 1 Subsidiaries                                      19


                 Appendix Warranties                                          20

                               WARRANTY AGREEMENT

Date:               30 March 2000

Parties: TELSTRA CORPORATION LIMITED (ACN 051 775 556) of 231 Elizabeth Street, Sydney NSW ("TCL")

                    AUSTAR UNITED COMMUNICATIONS LIMITED (ACN 087 695 707) of Level 29, 259 George Street, Sydney NSW ("AUCL")

Recitals:
               A.   THPL is wholly owned subsidiary of TCL.

               B.   TNZ is a wholly is owned subsidiary of THPL.

               C.   The Company is a wholly owned subsidiary of AUCL.

               D. The Company has offered to acquire all of the shares in TNZ from THPL in consideration for the issue of shares in the Company to THPL.

               E. THPL has accepted the Company's offer in accordance with the terms of the Merger Agreement.

               F. In consideration of AUCL agreeing to procure the Company's entry into the Merger Agreement, TCL has agreed to give warranties and indemnities to AUCL as are set out in this agreement.

               G. In consideration of TCL agreeing to procure THPL's entry into the Merger Agreement, AUCL has agreed to give warranties and indemnities to TCL as set out in this agreement

Operative provisions:
1    Interpretation
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     1.1  The following  words have these meanings in this agreement  unless the contrary intention appears.

          Accounting Standards means generally accepted accounting practice as defined by Section 3 of the Financial Reporting Act 1993 (NZ).

          AUCL Services Agreement means the agreement by that name between AUCL and the Company to be executed before Completion.

          Business Integration Plan means that as defined in the Shareholders Agreement.

          Commencement Date means the day on which Completion occurs.

          Company means Saturn Communications Limited of 75 The Esplanade Petone, New Zealand.

          Company   Group  means  the  Company  and  the  Company   Subsidiaries
          immediately before Completion.

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                                                                               2

          Company  Subsidiaries  means  the  companies  described  in  Part A of
          Schedule 1.

          Consultancy Agreement means the agreement between TCL and the Company, to be executed before Completion.

          ESOP means the AUCL Executive Share Option Plan.

          Establishment Agreements means:

          (a)  the Merger Agreement;

          (b)  the Offer to Acquire Shares;

          (c)  the Consultancy Agreement;

          (d)  the Jack Matthews Deed;

          (e)  the TCL Services Agreement;

          (f)  the AUCL Services Agreement;

          (g)  the Shareholders Agreements;

          (h)  the TCL/Company IP Licence Agreement; and

          (i)  the TCL/TNZ IP Licence Agreement.

          Group means the Company Group or the TNZ Group.

          Incentive  Plan  means  the  Company's  Incentive   Compensation  Plan
          effective as of 1 January 1998.

          Initial Business Plan means that set out in Schedule 1 of the Shareholders Agreement.

          Jack Matthews Deed means the deed by that name between Jack Matthews and the Company, to be executed before Completion.

          Merger Agreement means the agreement by that name between THPL and the Company, dated on or about the date of this agreement.

          Offer to Acquire Shares means the agreement by that name between the Company and THPL, dated on or about the date of this agreement.

          Saturn Participants means such employees of the Company as participate in any of the ESOP, a Share Plan or the Incentive Plan.

          Share Plans means the AUCL Employee Share Plan - Offer A and the AUCL Employee Share Plan - Offer B.

          Tax means taxes, levies, imposts, deductions, charges, withholdings and duties (excluding stamp duties), together with any related interest, penalties, fines and other statutory charges whether accruing before or after Completion.

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                                                                               3

          TCL/Company IP Licence Agreement means the agreement by that name between TCL and the Company, to be executed before Completion.

          TCL Services Agreement means the agreement by that name between TCL and the Company, to be executed before Completion.

          TCL/TNZ IP Licence Agreement means the agreement by that name between TCL and TNZ, to be executed before Completion.

          Telstra Saturn Incentive Compensation Plan means that plan as defined in the Shareholders Agreement.

          THPL means Telstra Holdings Pty Limited (ACN 057 808 938) of 231 Elizabeth Street, Sydney NSW.

          TNZ means Telstra New Zealand Limited of Level 9, 191 Queen Street, Auckland.

          TNZ Group means TNZ and the TNZ Subsidiaries immediately before Completion.

          TNZ Subsidiaries  means the companies  described in Part B of Schedule
          1.

          Warranties means the representations and warranties set out in the Appendix.

     1.2 Terms used but not defined in this agreement which are defined in the Merger Agreement shall bear the same meaning as in the Merger Agreement.

     1.3  In this agreement unless the contrary intention appears:

          (a) a reference to a clause, schedule, annexure or appendix is a reference to a clause of or schedule, annexure or appendix to this agreement and references to this agreement include any recital, schedule, annexure or appendix;

          (b) a reference to this agreement or another instrument includes any variation or replacement of either of them;

          (c) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

          (d)  the singular includes the plural and vice versa;

          (e)  the  word  person   includes  a  firm,  a  body   corporate,   an
               unincorporated association or an authority;

          (f) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, but not limited to, persons taking by novation) and assigns;

          (g) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

          (h) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally;

          (i) if a period of time is specified and dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

          (j) a reference to a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

          (k)  all currency references are to the New Zealand dollar;

          (l) all references to subsidiary or related body corporate bear the meaning as set out in Division 6 of Part 1.2 of the Corporations Law;

          (m)  all  references  to  securities  bear the  meaning  as set out in section 92(3) of the Corporations Law;

          (n) a reference to a business day means any day when the banks are open for business in Sydney, other than a Saturday or Sunday;

          (o) control and controlled are defined by the test set out in paragraph 9 of the Australian Accounting Standard AASB 1024; and

          (p)  all  currency  references  are  to  the  lawful  currency  of New
               Zealand.

2    Condition Precedent
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     2.1  This agreement shall become  effective upon each of the  Establishment
          Agreements being executed in full (except for clause 5.1, which takes effect upon the date of this agreement).

3    Warranties
--------------------------------------------------------------------------------

     3.1 TCL (warrantor) represents, warrants and undertakes to AUCL (warrantee) that each of the Warranties (except those stated to be given only by AUCL) is true and correct with respect to each member of the TNZ Group and their businesses (together, subsidiary) on the date of this agreement and will be true and correct on the Completion Date, as if made on each of those dates.

     3.2 AUCL (warrantor) represents, warrants and undertakes to TCL (warrantee) that each of the Warranties (except those stated to be given only by TCL) is true and correct with respect to each member of the Company Group and their businesses (together, subsidiary) on the date of this agreement and will be true and correct on the Completion Date as if made on each of those dates.

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                                                                               5

     3.3 Each of the Warranties is to be treated as a separate representation and warranty and the interpretation of any warranty made may not be restricted by reference to or inference from any other warranty.

     3.4  Each of the parties acknowledges that:

          (a) in the case of TCL - THPL, and in the case of AUCL - the Company, in entering into the Merger Agreement and in proceeding to Completion under the Merger Agreement, does not rely on any representation, warranty, condition or other conduct which may have been made by any person, except the Warranties;

          (b) subject to any law to the contrary and except as provided in the Warranties, all terms, conditions, warranties and statements, whether express, implied, written, oral, collateral, statutory or otherwise, are excluded and the parties (including, in the case of TCL - on behalf of THPL, and in the case of AUCL - on behalf of the Company) disclaim all liability in relation to these to the maximum extent permitted by law; and

          (c) in the case of TCL - THPL, and in the case of AUCL - the Company, has had the opportunity to make and has made reasonable enquiries in relation to all matters material to it which are not covered by the Warranties and satisfied itself in relation to the matters arising from those investigations.

     3.5 The Warranties are not extinguished or affected by any investigation made by or on behalf of any person into the business of TNZ or the Company (as the case may be) or by any other event or matter unless:

          (a)  the warrantee has given a specific written waiver or release;

          (b) the claim relates to a matter which is fairly disclosed in a formal disclosure letter given by or on behalf of the warrantor to the warrantee before the date of this agreement; or

          (c) the claim relates to a thing done or not done after the execution of this agreement at the request or with the approval of the warrantee.

     3.6 The warrantor indemnifies the warrantee against all liability or loss arising directly from, and any costs, charges and expenses incurred directly in connection with, any inaccuracy in or breach of any of the Warranties. For the avoidance of doubt, this indemnity does not extend to any liability, loss, cost, charge or expense which is indirect or consequential.

     3.7 Without limiting the generality of this clause 3, and as an additional right of a warrantee for breach of a Warranty:

          (a) if the value of any asset of a member of a Group is less than the value it would be if all of the Warranties in respect of the Group were accurate and not breached, then the warrantor agrees to pay to the warrantee the value of that asset at Completion as if all of the Warranties were accurate and not breached, less the value of that asset at Completion; and

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                                                                               6

          (b) if there is a liability of a member of a Group which would not exist or would be less if all of the Warranties with respect to that Group were accurate and not breached, the warrantor agrees to pay to the warrantee the amount of that liability or the amount of the increase in that liability, as applicable.

     3.8 A warrantee may not claim for any breach of Warranty unless full details of the claim have been given to the warrantor within 18 months after the Completion Date.

     3.9 No claim for a breach of Warranty can be made for any sum less than $500,000.

     3.10 No claim for breach of Warranty can be made until the aggregate value of all claims (including any claims which could not be made due to clause 3.9) exceeds:

          (a)  in the case of claims by AUCL - $10,000,000; and

          (b)  in the case of claims by TCL - $17,500,000.

     3.11 AUCL may not claim for breach of the Warranties given by TCL an aggregate amount in excess of $100,000,000;

     3.12 TCL may not claim for breach of the Warranties given by AUCL an aggregate amount in excess of $175,000,000.

4    Redundancies
--------------------------------------------------------------------------------

     4.1 Without prejudice to AUCL's obligations under clause 5, the Company is solely responsible for all redundancy compensation payable as a result of the termination of the employment of such employees of the Company Group or the TNZ Group as are made redundant after Completion.

5    ESOP, Incentive Plan, etc
--------------------------------------------------------------------------------

     5.1 AUCL, TCL and the Company acknowledge and agree that as soon as practical after the date of this agreement the Company shall make the following offer to the Saturn Participants who participate under either or both of the ESOP and the Incentive Plan (except Jack Matthews) and AUCL, TCL and the Company must use their best endeavours to encourage each such Saturn Participant promptly to accept the offer:

          (a)  the  Saturn  Participant's   employment  by  the  Company  ceases
               immediately prior to Completion;

          (b) on Completion, the Saturn Participant accepts employment by the Company on substantially the same terms and conditions including the carry forward of all accrued employment entitlements;

          (c) under clause 7.4 of the ESOP, all Vested Options of the Saturn Participant in existence immediately prior to Completion are exercisable in the three months following Completion, and all other Options of the Saturn Participant immediately lapse;

          (d) under the Incentive Plan the Saturn Participant shall be entitled at any time within 90 days after Completion to exercise his or her rights under clause 5.2(e) of the Incentive Plan with respect to such of their Incentive Interests as are vested immediately prior to Completion and all other Incentive Interests immediately lapse; and

          (e) with effect from Completion, the Saturn Participant participates in the Telstra Saturn Incentive Compensation Plan.

     5.2  AUCL must procure that:

          (a) no Saturn Participants shall be invited to participate in a Share Plan in any year commencing on or after 1 July 2000; and

          (b) with respect to the Saturn Participants, the AUCL board of directors, with effect from Completion, remove the restrictions on the sale or transfer of Shares set out in clause 7.1 of the Share Plans; and

          (c)  no  ESOP  Options  are  granted  to  Saturn   Participants  after
               Completion.

     5.3 AUCL agrees to indemnify the Company against all liability or loss arising directly from, and any costs, charges and expenses incurred directly in connection with, the ESOP, the Share Plans or the Incentive Plan.

     5.4 AUCL and TCL acknowledge and agree that the issue at Completion of the Company Shares to THPL shall amount to a change in control for the purposes of clause 6.4(b) of the Incentive Plan.

     5.5 Without limiting the generality of clause 5.3, AUCL must within 14 days of receiving written notice from the Company pay to the Company by cheque or telegraphic transfer the amount (if any) required by the Company to make any payments which the Company is legally required to pay under clause 6.5 of the Incentive Plan due to the change in control caused by the Company Shares being issued to THPL under the Merger Agreement.

     5.6  TCL and AUCL must procure that:

          (a) if each of the offers as described in clause 5.1 is accepted with respect to the Incentive Plan prior to Completion - the Incentive Plan terminates with effect from Completion; and

          (b) if paragraph (a) does not apply - with effect from Completion, no additional Incentive Interests are granted under the Incentive Plan.

6    Adjustment for tax liability.
--------------------------------------------------------------------------------

     6.1  In this clause 6 the following words have these meanings:

          Authority  means  any   governmental   authority  or   instrumentality
          responsible for Tax, wherever situated.

          Claim Amount means:

          (a) the amount the Entity is required to pay in Tax to an Authority as a result of a Tax Claim; or

          (b) the amount of any credit, rebate, refund, relief, exemption, concession, saving or sparing of Tax lost by the Entity as a result of a Tax Claim; or

          (c) the amount of Tax that would, if the Entity had taxable income in the year of income to which the Tax Claim relates, be payable by that Entity as a result of the loss or reduction of any credit, rebate, refund, relief, allowance, deduction, exemption, concession, saving or sparing of Tax or loss carried forward (to the extent that those losses have been recognised in the Completion Accounts of the Entity), calculated at the rate of Tax applicable to companies in the year in which the Tax Claim is made.

          Where a Tax Claim arises after the Completion Date in relation to an occurrence (including an omission) prior to the Completion Date and the result of the Tax Claim is a reduction of losses carried forward in the Entity as at the Completion Date (to the extent that those losses have been recognised in the Completion Accounts of the Entity) where such losses were not able to be carried forward by the Entity after the Completion Date as a result of the application of the continuity provisions for loss carry forward by companies in the Income Tax Act 1994, the Claim Amount in relation to that Tax Claim will be nil.

          Completion Accounts means:

          (a) with respect to TNZ as the Entity - the audited balance sheet of TNZ and its wholly owned subsidiaries reflecting the assets and liabilities of TNZ and its wholly owned subsidiaries as at close of business on the Completion Date and the audited profit and loss account of TNZ and its wholly owned subsidiaries for the period of 1 July 1999 to the Completion Date prepared in accordance with clause 6.11; and

          (b) with respect to the Company as the Entity - the audited balance sheet of the Company and its wholly owned subsidiaries reflecting the assets and liabilities of the Company and its wholly owned subsidiaries as at close of business on the Completion Date and the audited profit and loss account of the Company and its wholly owned subsidiaries for the period of 1 January 2000 to the Completion Date prepared in accordance with clause 6.11.

          Entity means:

          (a)  TNZ and its wholly owned subsidiaries; or

          (b)  the Company and its wholly owned subsidiaries.

          Last Accounts means:

          (a) with respect to TNZ and its wholly owned subsidiaries as the Entity - the audited balance sheet and 12 month profit and loss account of 30 June 1999; and

          (b) with respect to the Company and its wholly owned subsidiaries as the Entity - the audited balance sheet and 12 month profit and loss account of 31 December 1999.

          Payer means:

          (a)  with respect to TNZ as the Entity - TCL; and

          (b)  with  respect  to the  Company  as the  Entity - AUCL.

          Recipient means:

          (a) with respect to TNZ and its wholly owned subsidiaries as the Entity - AUCL; and

          (b) with respect to the Company and its wholly owned subsidiaries as the Entity - TCL.

          Tax Claim means a notice of assessment (including a notice of adjustment of a loss claimed by an Entity in a manner adversely affecting the Entity), demand or other document issued or action taken by or on behalf of an Authority, whether before or after the date of this agreement, (but not later than the fifth anniversary of the Completion Date) as a result of which the Entity is liable to make a payment for Tax or is deprived of any credit, rebate, refund, relief, allowance, deduction, exemption, concession, saving or sparing of Tax or loss carried forward.

          Tax Provision means, at any time, the sum of:

          (a)  the provision for current Tax in the Completion Accounts;

          (b)  the amount  that would have been paid by the Payer  under  clause
               6.2 (multiplied by 2) if clause 6.8 did not apply; and

          (c) all amounts already paid or agreed to be paid by the Payer under clause 6.2 at that time multiplied by 2.

          wholly owned subsidiary means any body corporate which immediately prior to Completion was a wholly owned subsidiary of TNZ or the Company (as the case may be) as defined in section 9 of the Corporations Law.

     6.2 Subject to this clause 6, the Payer agrees that if a Tax Claim relating to an act or omission of, or occurrence affecting, the Entity before the close of business on the Completion Date is received or suffered by the Entity at any time, then the Payer must pay to the Recipient any amount equal to 50% of the amount by which the sum of:

          (a)  the Claim Amount for that Tax Claim; and

          (b) all other Claim Amounts for Tax Claims that relate to an act or omission of, or occurrence affecting the Entity before the close of business on the Completion Date,

          exceeds the Tax Provision.

     6.3 The obligations of the Payer under clause 6.2 do not apply in respect of a Tax Claim:

          (a) to the extent that the Tax Claim arises from the failure by the Recipient to supply to the Payer on a timely basis information which is reasonably requested by the Payer in relation to a Tax Claim including (without limitation) a breach by the Recipient of Clause 6.6;

          (b) to the extent that the Tax Claim arises from the failure by the Entity after Completion, in a timely manner, to:

               (i) lodge any return, notice of proposed adjustment, response notice, statement of position, challenge, other notice, objection or other document in relation to the Tax Claim;

              (ii)  claim  all  or  any  portion  of  any   relief,   allowance,
                    deduction, credit, rebate or right to repayment;

             (iii) disclose or correctly describe in any return, notice, objection or other document relating to the Tax Claim any fact, matter or thing to the extent that it was or might reasonably be expected to have been within the knowledge of either the Recipient or the Entity; or

              (iv) take any other action which the Entity is required to take under this clause or any laws relating to Tax; or

          (c) to the extent that the Tax Claim results from a change to or introduction of any legislation, regulation, order or rule or any ruling, determination, policy or practice previously published or followed by any Authority (whether having the force of law or not and whether the change or introduction is retrospective or not) relating to Tax after the execution of this agreement.

     6.4 Subject to clause 6.8, payments under clause 6.2 must be made to the Recipient as follows:

          (a) if the Entity must make a payment of Tax in respect of a Tax Claim to which clause 6.2 applies - seven days before the latest date on which that payment may lawfully be made without incurring any penalty, interest or additional tax for late payment; and

          (b) if the Entity is deprived of any credit, rebate, refund, relief, allowance, deduction, loss carried forward - seven days before the latest date on which Tax becomes payable by the Entity without incurring any penalty, interest or additional tax for late payment, being Tax which would not have been payable were it not for the Tax Claim.

     6.5 If for any reason an amount received by the Recipient under clause 6.2 or 6.7 is treated as assessable income of the Recipient under any law relating to Tax the Payer agrees to pay to the Recipient an additional amount under this clause 6.5 so that, after deducting from that amount all Tax paid or payable in respect of the receipt, the balance remaining is equal to the amount due under the relevant clause.

     6.6 If the Recipient or the Entity becomes aware of a Tax Claim the Recipient must give written notice of it to the Payer within a reasonable time of becoming so aware.

          The Recipient must ensure the Payer and their professional advisers have reasonable access to the personnel of the Recipient and the Entity and to any relevant premises, assets and Records within the custody, power, possession or control of those companies to enable the Payer and its professional advisers to examine the Tax Claim and Records and to take copies or photographs of them, at the expense of the Payer, provided the Payer and its professional advisers give to the Recipient or the Entity such undertakings as to confidentiality as the Recipient may reasonably require. However, the parties must at all times act having regard to the extent to which legal professional privilege or any overseas equivalent or similar privilege extends to any communication or document.

          The Recipient must ensure that the Entity takes any proper and reasonable action within any response period prescribed by law that the Payer requests to avoid, resist, compromise, challenge or defend a demand or notice issued by an Authority which gives rise to the Tax Claim, provided the Payer indemnifies the Recipient and the Entity to the reasonable satisfaction of the Recipient against any liability or loss which may be suffered or costs, damages or expenses which may be incurred as a result of compliance with their request.

          The action that the Payer may request be taken by the Recipient or the Entity in respect of a Tax Claim includes the making of challenges, appeals and objections, provided that all other avenues of review have been exhausted.

          Any action required under this clause 6.6 must be taken in a timely manner.

     6.7 Without limiting clause 6.8, if, following the making of a payment under clause 6.2 for a Tax Claim, all or part of the Claim Amount is refunded either in cash or by credit to the Entity (including, but not limited to, any amount or credit received following a successful objection or appeal), the Recipient must immediately pay to the Payer the lesser of the refund and the amount of the payment paid under clause 6.2 and in the case of reinstatement of tax losses, the lesser of the amount of the payment paid under clause 6.2 and the monetary value of the tax losses reinstated.

     6.8 To the extent that a Tax Claim only involves a timing difference, as determined in accordance with the Accounting Standards (for example, an amount being assessable in the year ending 30 June 1999, rather than in the succeeding year, or an amount being deductible in the year ending 30 June 2000 (or over that year and later years), rather than in a preceding year, then:

          (a) It is not necessary that the Payer make a gross payment, and receive a subsequent refund.

          (b) Instead, the Payer shall only be liable to pay an amount equal to any interest, penalty, additional tax, charge, fee or other amount payable to the relevant Authority in relation to the timing difference.

          A certificate from the Recipient as to any amount due under this clause, supported by details as to the calculation, shall be prima facie evidence as to the amount payable.

     6.9 If the Payer and the Recipient cannot agree on any amount to be paid under this clause 6 within 21 days of a dispute arising, then either the Payer or the Recipient may refer the disagreement to an expert with the request that the expert make a decision on the disagreement as soon as practicable after receiving any submissions from the Payer and the Recipient. The expert is to be a person with over ten years experience in Tax agreed by the Payer and the Recipient, or if they do not agree on the person to be appointed within seven days of one party requesting appointment, a person with the same expertise appointed by the President of the NZ Institute of Chartered Accountants in relation to a Tax Claim and the President of the New Zealand Institute of Chartered Accountants in relation to any payments due under clause 6.5 at the request of either the Payer or the Recipient. The decision of the expert is to be conclusive and binding on the parties in the absence of manifest error. The Payer and the Recipient agree to each pay one half of the expert's costs and expenses in connection with the reference. The expert is appointed as an expert and not as an arbitrator. The procedures for determination are to be decided by the expert in its absolute discretion.

     6.10 If an amalgamation of the Company and TNZ in accordance with the Companies Act 1993 (NZ) occurs with the Company being the surviving entity, then this clause 6 is to have effect and is to be applied as if the amalgamation did not occur.

     6.11 The parties agree to cause the Company, promptly after the Commencement Date, to prepare the Completion Accounts in accordance with the Accounting Standards and have those accounts audited (with an unqualified audit report) by the auditors of the Company. The Completion Accounts must:

          (a) disclose a true and fair view of the state of the affairs, financial position and assets and liabilities of each Entity as at the Completion Date and the income, expenses and results of operations of TNZ and its wholly owned subsidiaries for the period from 1 July 1999 to that date and of the Company and its wholly owned subsidiaries for the period from 1 January 2000 to that date;

          (b) include in the balance sheet all such reserves and provisions for Tax as are materially necessary to cover all Tax liabilities, whether or not assessed, of each Entity and its subsidiaries up to the Completion Date; and

          (c) not include in the balance sheet provision for auditors fees for auditing the Completion Accounts; and

          (d)  be prepared:

               (i)  in  accordance  with the  requirements  of the Companies Act
                    (NZ) (1993) and any other applicable laws;

              (ii)  in accordance with the Accounting Standards;

             (iii) in the manner described in the notes to them and the accompanying auditor's opinion;

              (iv) on a consistent basis with the Accounts for the prior financial period;

               (v) without revaluing upwards any assets in the period which is the subject of the Accounts; and

              (vi) recording each asset at its reasonably estimated current market value.

          The Completion Accounts must immediately be delivered by the Company to the parties.

     6.12 If either party disagrees with the Completion Accounts it may within 21 days after receiving the Completion Accounts refer the disagreement to an expert with the request that the expert make a decision on the disagreement as soon as practicable after receiving any submissions from the parties. Such submissions must be made within 21 days after appointment of the expert. The expert is to be a person with over ten years experience in accounting agreed by the parties, or if they do not agree on the person to be appointed within seven days of one party requesting appointment, a person with the same expertise appointed by the President of the NZ Institute of Chartered Accountants at the request of either the party. The decision of the expert is to be conclusive and binding on the parties in the absence of manifest error. The parties agree to each pay one half of the expert's costs and expenses in connection with the reference. The expert is appointed as an expert and not as an arbitrator. The procedures for determination are to be decided by the expert in its absolute discretion.

7    Indentures
--------------------------------------------------------------------------------

     7.1 AUCL agrees to indemnify the Company, TCL and THPL against all liability or loss arising from, and any costs, charges and expenses incurred directly in connection with any of the Indentures materially adversely affecting at any time any act or omission of the Company or causing the Company to delay in acting resulting in a materially adverse effect for the Company.

8    Enforcing an indemnity
--------------------------------------------------------------------------------

     8.1 If a claim, suit or action (suit) is made by a third party and which if satisfied would result in a claim under one or more indemnities under this agreement and the indemnified party intends in such circumstances to make such a claim under the indemnity:

          (a) the indemnified party must within 14 days of becoming aware of the suit give notice and full details of the suit to the indemnifying party; and

          (b) at the expense and direction of the indemnifying party, the indemnified party must take such action (including legal proceedings) as the indemnifying party may require to avoid, dispute, defend, appeal or compromise the suit and any adjudication of it.

     8.2 To the extent the indemnified party is not a party to this agreement, TCL and AUCL shall procure its compliance with clause 8.1(b).

     8.3 Without prejudice to clause 6.5, if for any reason an amount received by an indemnified party under any of the provisions of this agreement is treated as assessable income of the indemnified party under any law relating to Tax, the indemnifying party agrees to pay the indemnified party an additional amount under this clause 8.3 so that, after deducting from that amount all Tax paid or payable in respect of the receipt, the balance remaining is equal to the amount due under the relevant provision of this agreement.

9    Costs
--------------------------------------------------------------------------------

     9.1 The parties agree to bear their own legal and other costs and expenses in connection with, the preparation, execution and completion of this agreement and of other related documentation.

10   Confidentiality
--------------------------------------------------------------------------------

     10.1 The terms of this agreement are confidential and must not be disclosed by a party to any third person except:

          (a) employees, directors, advisers or auditors of a party to the extent required in conducting their duties;

          (b)  if disclosure is required by law or stock exchange  listing rule;
               or

          (c) if disclosure is required in connection with legal proceedings relating to this agreement.

11   Notices
--------------------------------------------------------------------------------

     11.1 A notice, approval, consent, or other communication in connection with this agreement:

          (a)  must be in writing;

          (b)  must be marked for the attention of the person set out below; and

          (c) must be left at the address of the addressee or sent by facsimile or email to the facsimile number or email address which is specified in this clause or if the addressee notifies another address, facsimile number or email address then to that address, facsimile number or email address.

               THPL, TCL or the TCL Shareholder Group
               Address:         Telstra Corporation Limited
                                231 Elizabeth Street
                                SYDNEY  NSW  2000
               Attention:       Group Managing Director, Telstra Business
                                Solutions
               Fax:             (61 2) 9396 9530

               Copy:            Counsel, Telstra Business Solutions
                                231 Elizabeth Street
                                SYDNEY  NSW  2000
               Fax:             (61 2) 9261 4762
               Email:           david.waldie@team.telstra.com


               AUCL, Saturn NZ or the UGC Shareholder Group
               Address:         Austar United Communications Limited
                                Level 29
                                259 George Street
                                SYDNEY   NSW   2000
               Attention:       Corporate Counsel
               Facsimile:        (61 2) 9394 9850
               Email:           awilde@austar.com.au


     11.2 A notice, approval, consent or other communication takes effect from the time it is received unless a later time is specified in it.

     11.3 A facsimile is taken to be received on entry in a transmission log kept by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to a facsimile number of the recipient.

12   Miscellaneous
--------------------------------------------------------------------------------

Assignment
    12.1 A party may not assign its rights or obligations under this agreement except with the prior written consent of the other parties to this agreement.

Costs
    12.2 Each party agrees to bear its own legal and other costs and expenses in connection with the preparation and execution of this agreement and the Establishment Agreements and of other related documentation.

Exercise of rights
    12.3 A party may exercise a right, power or remedy at its discretion, and separately or concurrently with another right, power or remedy. A single or partial exercise of a right, power or remedy by a party does not prevent a further exercise of that or of any other right, power or remedy. Failure by a party to exercise or delay in exercising a right, power or remedy does not prevent its exercise.

Waiver and variation
    12.4  A provision of or a right created under this agreement may not be:

          (a)  waived except in writing signed by the party granting the waiver;
               or

          (b)  varied except in writing signed by the parties.

Approvals and consents
    12.5 A party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

Remedies cumulative
    12.6 The rights, powers and remedies provided in this agreement are cumulative with and not exclusive of the rights, powers or remedies provided by law independently of this agreement.

Survival of warranties and indemnities
    12.7 Each warranty and indemnity in this agreement is a continuing obligation, separate and independent from the other obligations of the parties and survives termination of this agreement.

Enforcement of warranties and indemnities
    12.8 It is not necessary for a party to incur expense or make payment before enforcing a right of warranty or indemnity conferred by this agreement.

Further assurances
    12.9 Each party agrees, at its own expense, on the request of another party, to do everything reasonably necessary to give effect to this agreement and the transactions contemplated by it, including, but not limited to, the execution of documents, and to use all reasonable endeavours to cause relevant third parties to do likewise.

Entire Agreement
    12.10 This agreement constitutes the entire agreement of the parties with reference to its subject matter and any previous agreements, understandings, negotiations, representations or warranties on that subject matter cease to have any effect.

No partnership

    12.11 Subject to any provision of this agreement specifically to the contrary, nothing contained or implied in this agreement constitutes a party the partner, agent or legal representative of another party or of the Company for any purpose or creates any partnership, agency or trust, and no party has any authority to bind another party or the Company in any way.

13  Governing law, jurisdiction and service of process
--------------------------------------------------------------------------------

    13.1 This agreement and the transactions contemplated by this agreement are governed by the law in force in New South Wales.

    13.2 Each party irrevocably and unconditionally submits and agrees to submit to the non-exclusive jurisdiction of the courts of New South Wales, courts exercising Federal jurisdiction in New South Wales and courts of appeal from them for determining any dispute concerning this agreement or the transactions contemplated by this agreement. Each party waives any right they have to object to an action being brought in those courts including, but not limited to, claiming that the action has been brought in an inconvenient forum or that those courts do not have jurisdiction.

     13.3 Without preventing any other mode of service, any document in an action (including, but not limited to, any writ of summons or other originating process or any third or other party notice) may be served on any party by being delivered to or left for that party at its address for service of notices under clause 11.

     EXECUTED as an agreement

                                                                              18

--------------------------------------------------------------------------------
Execution page
--------------------------------------------------------------------------------


SIGNED by                                          )
as authorised representative for TELSTRA           )
CORPORATION LIMITED (ACN 051 775 556) in the       )
presence of:                                       )
                                                   )
/s/ David Waldie                                   )
 ................................................   )
Signature of witness                               )
                                                   )
David Waldie                                       )
 ................................................   )
Name of witness (block letters)                    )
                                                   )          /s/ Lindsay Yelland
1/138 Hastings PDE                                 )          ...............................................
 ................................................   )          By executing this agreement the signatory
Address of witness                                 )          warrants that the signatory is duly authorised
                                                   )          to execute this agreement on behalf of TELSTRA
Lawyer                                             )          CORPORATION LIMITED.
 ................................................   )
Occupation of witness                              )


SIGNED by                                          )
as authorised representative for AUSTAR UNITED     )
COMMUNICATIONS LIMITED (ACN 087 695 707) in the    )
presence of:                                       )
                                                   )
/s/ Sean Michael Wynne                             )
 ................................................   )
Signature of witness                               )
                                                   )
Sean Michael Wynne                                 )
 ................................................   )
Name of witness (block letters)                    )          /s/ John C. Porter
                                                   )          ...............................................
40 Falkirk Ave., Seatown, Wellington               )          By executing this agreement the signatory
 ................................................   )          warrants that the signatory is duly authorised
Address of witness                                 )          to execute this agreement on behalf of AUSTAR
                                                   )          UNITED COMMUNICATIONS LIMITED.
Tel Co Manager                                     )
 ................................................   )
Occupation of witness                              )

                                                                              19

Schedule 1                        Subsidiaries
--------------------------------------------------------------------------------------------

PART A - COMPANY SUBSIDIARIES

--------------------------------------------------------------------------------------------

Name of company          Registered office         Members of the          Beneficial owners
                                                      company              of shares
--------------------------------------------------------------------------------------------
Kiwi Cable Company       75 The Esplanade,           Company                  Company
    Limited              Petone, New Zealand



PART B - TNZ SUBSIDIARIES

--------------------------------------------------------------------------------------------

Name of company          Registered office         Members of the         Beneficial owners
                                                      company             of shares
--------------------------------------------------------------------------------------------

NetLink Limited          Telstra Business               TNZ                     TNZ
                         Centre, Level 9, 191
                         Queen Street, Auckland

                                                                              20
--------------------------------------------------------------------------------

Appendix                          Warranties
--------------------------------------------------------------------------------

1.   Authority

1.1 Given only by AUCL. AUCL, the Company and Saturn NZ are authorised to enter into and perform such of the following agreements to which they are party:

     (a)  this agreement; and

     (b)  the Establishment Agreements.

1.2 Given only by TCL. THPL and TCL are authorised to enter into and perform such of the following agreements to which they are party:

     (a)  this agreement; and

     (b)  the Establishment Agreements.

2.   Financial statements

2.1  Given only by AUCL.

     The:

     (a) audited financial statements of the Company for the year to 31 December 1999; and

     (b) unaudited financial statements of the Company for the two months to 29 February 2000,

     have been prepared in accordance with the Accounting Standards and fairly present in all material respects the financial position of the Company for those periods, subject, in the case of the unaudited statements, to normal year end adjustments not exceeding $5,000,000.

2.2  Given only by TCL.

     The

     (a)  audited financial statements of TNZ for the year to 30 June 1999; and

     (b) unaudited financial statements of TNZ for the eight months to 29 February 2000,

     have been prepared in accordance with the Accounting Standards and fairly present in all material respects the financial position of TNZ for those periods, subject, in the case of the unaudited statements, to normal year end adjustments not exceeding $5,000,000.

2.3 Each of the monthly management accounting reports of the subsidiary for the two years prior to closing fairly present in all material respects the financial position of the subsidiary for each of those months, subject to normal year end adjustments.

2.4 Since the date of the unaudited financial statements referred to in paragraph 2.1 or 2.2 (as the case may be), there has been no event, occurrence or development materially adverse to the subsidiary.

3.   Litigation

3.1 There is no material litigation (actual, threatened or pending) including, without limitation, employment disputes, by or against the subsidiary, and there are no facts, events or circumstances which will give rise to any material litigation.

3.2 There are no unsatisfied judgements or orders against or in favour of the subsidiary.

4.   No default

4.1 The subsidiary is not in violation in any material respect of any law, rule or regulation to which it is subject and there have been no allegations against the subsidiary of any such violation.

5.   No fees

5.1 The warrantor and the subsidiary will not pay any fees or commissions to any person as a result of execution or closing of the Merger Agreement or the Shareholders Agreement.

6.   Permits and licences

6.1 The subsidiary has all licences, permits, approvals and easements necessary for it to conduct its business and is not in material breach thereof and the warrantor is not aware of any matter that might prejudice the continuance or renewal thereof.

6.2 Paragraph 6.1 does not apply to any licence, permit, approval or easement referred to in paragraph 7.

7.   Environment

7.1  In this paragraph 7:

     "Environment" means the environment or surroundings including (without limitation) air (including, without limitation, that within buildings or natural or man-made structures, whether above or below ground), water
     (including, without limitation, territorial, coastal and inland waters, natural water, drains and sewers) and land (including, without limitation, sea bed or river bed under any water as described above, surface land and sub-surface land);

     "Environmental Permits" means any and all permits, consents, licences, approvals, registrations, certificates and authorisations required under any and all Environmental Requirements;

     "Environmental Requirements" means any law (including the common law), statute, regulation, notice, consent, agreement, plan, bond or other requirement having legal effect, relating to the following:

     (a)  protection of the Environment;

     (b)  health and/or safety of people;

     (c)  the use of land or any body of water; and

     (d)  the discharge or release into the Environment of any Substance;

     "Substance" includes (without limitation) any solid, liquid, gas, noise, or electro-magnetic or other radiation.

7.2  The subsidiary:

     (a) has acted in accordance with best practice in all matters and practices affecting or which might affect the Environment;

     (b) has obtained and complied with all Environmental Permits required under any Environmental Requirement for carrying on its business (including, in the case of the Company, the planned network extension for the Christchurch local loop) and is not in breach of any terms or conditions relating to such Environmental Permits. So far as the warrantor is aware, there are no likely changes in any such Environmental Permits (including amendment, renewal or cancellation), or in any applicable law, that would require any material additional expense to ensure compliance;

     (c) has not received any notification or indication (formal or informal) that further Environmental Permits may be required, or that any existing Environmental Permit may be withdrawn, restricted, amended, not renewed, not renewed in full, or otherwise affected (relating, in each case, to its business);

     (d) has not caused, permitted or contributed to any pollution, contamination, release, discharge, or omission whatsoever, or done any other thing, which has damaged or threatened the Environment, or which has given or could give rise to any action under, or violation of, any Environmental Requirement;

     (e)  has  not  received  any  complaints  or  inquiries   from   employees,
          neighbours or any other person or body about any matter concerning the Environment and relating to its business;

     (f) is not aware of any circumstances that may lead to, or be included in, any investigation, inquiry, order, decree, judgment, notice or other communication nor to the withdrawal, limitation, restriction, amendment, non-renewal or non-renewal in full of any Environmental Permit (including, in each case, to its business);

     (g) has not, and will not pending Completion, done or omitted to do or suffered to be done any act or thing by which any Environmental Permit relating to its business could be revoked or withdrawn.

7.3 To the best of the warrantor's knowledge, there have never been any proceedings pending or threatened against the subsidiary based on or related to any Environmental Permit or Environmental Requirement.

8.   Shareholder and investments

8.1  Given only by AUCL:

     (a) the Company is a wholly owned subsidiary of AUCL and the Company is under no obligation to issue any shares to any other person;

     (b)  the only issued shares of the Company are voting shares; and

     (c) the Company has no shares in any body corporate (except for the Company Subsidiaries) and is not party to any partnership or joint venture.

8.2  Given only by TCL:

     (a) TNZ is a wholly owned subsidiary of TCL and TNZ is under no obligation to issue any shares to any other person;

     (b)  the only issued shares of TNZ are voting shares; and

     (c) TNZ has no shares in any body corporate (except for the TNZ Subsidiaries) and is not party to any partnership or joint venture.

9    Assets

9.1 The subsidiary is the legal and beneficial owner of all of its assets and they are not subject to any encumbrances.

9.2 The computer systems, billing systems, network facilities, plant and equipment owned or used by the subsidiary are sufficient to enable it to effectively conduct its business and are all in good working order, taking account of normal wear and tear.

10.  Third party obligations

10.1 The subsidiary has given no guarantees of the obligations of any other person.

10.2 The subsidiary has given no powers of attorney which remain in force.

11.  Year 2000

11.1 The  subsidiary  has completed a  comprehensive  Y2K (including 29 February
     2000) readiness program which failed to disclose any lack of Y2K (including 29 February 2000) readiness in any hardware or software material to the business of the subsidiary (whether or not that hardware or software was owned or operated by the subsidiary).

12.  Material agreements

12.1 The warrantor has disclosed to the warrantee all terms of all material agreements to which the subsidiary is party.

12.2 Each such agreement is valid and enforceable by the subsidiary and with respect to those agreements:

     (a)  no party is in material breach;

     (b)  no breach by any party is alleged;

     (c)  there is no material dispute between any parties;

     (d)  there is no suspension of supply;

     (e) entry into and performance of the Merger Agreement and the Shareholder Agreement by the warrantor and the subsidiary (as the case may be) will not:

          (i)  be a breach of the agreement;

         (ii)  require any counterparty consent; or

        (iii)  give  any   counterparty  a  right  to  terminate  or  amend  the
               agreement.

12.3 There are no offers by the subsidiary to enter into material agreements which are capable of acceptance by a counterparty.

12.4 Given only by AUCL. The terms and conditions (other than price) upon which TCNZ and the Company interconnect their networks are materially the same as those set out in the written agreement between them dated 29 June 1997.

12.5 Given only by TCL. The terms and conditions (other than price) upon which TCNZ and TNZ interconnect their networks are materially the same as those set out in the written agreement between them dated 11 November 1997.

13.  Taxes (direct and indirect)

13.1 All tax returns filed by the subsidiary were filed on time and are true and complete in all material respects.

13.2 There are no unresolved disputes with any tax authority.

13.3 The subsidiary has paid all applicable taxes (including without limitation penalties and interest and employee income tax deductions) on time.

14.  Books and records

14.1 The books and records of the subsidiary fairly represent the assets and liabilities of the subsidiary.

15.  Employees

15.1 The terms upon which all employees of the subsidiary are engaged (including without limitation remuneration and superannuation and rights of dismissal and redundancy) have been fully disclosed to the warrantee in writing.

15.2 Given only by AUCL. The terms upon which all employees and directors of the Company participate in any share option plans, share plans and incentive or bonus plans have been fully disclosed to TCL in writing.

15.3 The subsidiary has made or provided for all payments due to or with respect to employees (including without limitation for wages, bonuses, leave and superannuation) or former employees (including without limitation for any redundancy or termination allowances).

15.4 Given only by AUCL. AUCL has fulfilled in full each of its obligations owed under the ESOP and the Share Plans with respect to all employees and directors of the Company who were at or before the Completion Date participating under the ESOP or a Share Plan.

15.5 Given only by AUCL. The Company has fulfilled in full each of its obligations owed under the Incentive Plan with respect to all employees and directors of the Company who were at or before the Completion Date participating under the Incentive Plan.

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                                                                              25

16.  Disclosure

16.1 The warrantor has disclosed to the warrantee all material facts of relevance to a prudent person in determining whether to enter into the Merger Agreement.

16.2 All information given by the warrantor to the warrantee in the course of due diligence or negotiations leading to the Merger Agreement was true, complete and correct in all material respects.

17.  Indenture  and  Company  Bank  Facility

     Given only by AUCL. The entry by members of the UGC Group into this agreement and the Establishment Agreements and the conduct of the business of the Company in the manner required by the Initial Business Plan will not for the duration of the Initial Business Plan place United Australia/Pacific, Inc., UGC or AUCL in breach of any Indenture

18.  No dividends

     Since the date of the unaudited financial statements of the subsidiary for the 8 months to 29 February 2000, no dividends of the subsidiary have been declared or paid.